Exhibit (b)

The Stock Exchange of Hong Kong Limited, Hong Kong Exchanges and Clearing Limited, Hong Kong Securities Clearing Company Limited and the Hong Kong Securities and Futures Commission take no responsibility for the contents of this notice, make no representation as to its accuracy or completeness and expressly disclaim any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this notice.

HSBC CHINA DRAGON FUND

a Hong Kong unit trust authorised under section 104 of the Securities and Futures Ordinance

(Chapter 571 of the Laws of Hong Kong)

(Stock Code: 820)

Announcement

NOTICE OF GENERAL MEETING

NOTICE IS HEREBY GIVEN that a general meeting (“General Meeting”) of the Unitholders of HSBC China Dragon Fund (the “Fund”) will be held at Level 22, HSBC Main Building, 1 Queen’s Road Central, Hong Kong on 21 August 2012 at 10:00 a.m. to consider and, if thought fit, pass the following resolutions:

EXTRAORDINARY RESOLUTIONS

THAT:

(a)                 subject to the approval of resolutions (b) and (c) below, the Change of Investment Objective and Policies be approved in accordance with and subject to the terms set out in the circular to Unitholders of the Fund dated 20 July 2012 (a copy of which is produced to this meeting marked “A” and signed by the Chairman of this meeting for the purpose of identification);

(b)                 subject to the approval of resolution (a) above and resolution (c) below, the One-off Redemption Offer be approved in accordance with and subject to the terms set out in the circular to Unitholders of the Fund dated 20 July 2012 (a copy of which is produced to this meeting marked “A” and signed by the Chairman of this meeting for the purpose of identification);

(c)                  subject to the approval of resolutions (a) and (b) above, amendments to the Trust Deed by the Supplemental Trust Deed to effect the Change of Investment Objective and Policies and One-off Redemption Offer and changes to the Code be approved as set out in the circular to Unitholders of the Fund dated 20 July 2012 (a copy of which is produced to this meeting marked “A” and signed by the Chairman of this meeting for the purpose of identification).

HSBC Global Asset Management (Hong Kong) Limited
Manager of HSBC China Dragon Fund

20 July 2012

Registered Office of the Manager:

HSBC Main Building

1 Queen’s Road Central

Hong Kong

Notes:

(a)                 A Unitholder of the Fund entitled to attend and vote at the General Meeting may appoint proxy(ies) to attend and vote in his/her stead in accordance with the Trust Deed. The person appointed to act as proxy need not be a Unitholder of the Fund.

(b)                 For the purpose of determining the identity of the Unitholders who are entitled to attend and vote at the General Meeting, the register of Unitholders will be closed from 15 August 2012 to 21 August 2012 (both dates inclusive), on which days no transfer of Units can be effected. In order to qualify for attending and voting at the General Meeting, all unit certificates together with the completed transfer forms must be lodged with the office of the Registrar for registration no later than 4: 30 p.m. on 14 August 2012.

(c)                  In order to be valid, the form of proxy, together with the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such power of attorney or authority, if any, must be deposited at the office of the Registrar, not later than 48 hours before the time fixed for holding the General Meeting or at any adjournment thereof. Completion and return of the form of proxy will not preclude you from attending and voting in person at the General Meeting (or any adjournment thereof) should you so wish.

(d)                 Where there are joint registered Unitholders of a Unit, any one of such Unitholders may vote at the meeting either personally or by proxy in respect of such Unit as if he/she were solely entitled thereto, but if more than one of such Unitholders is present at the meeting personally or by proxy, that one of such Unitholders so present whose name stands first on the register of Unitholders in respect of such Unit shall alone be entitled to vote in respect thereof.

As at the date of this notice, the board of directors of the Manager is comprised as follows: The executive directors of the Manager are Mr. BERRY, Stuart Glenn, Mr. CONXICOEUR, Patrice Pierre Henri, Ms. KOO, Julie J, Ms. LAM, Po Yee, Ms. MUNRO, Joanna and Dr. MALDONADO-CODINA, Guillermo Eduardo. The non-executive directors of the Manager are Mr. CHANDRASEKHARAN, Sridhar, Ms. CHEANG, Wai Wan Louisa, Ms. FUNG, Yuen Mei Anita, Mr. HARVEY-SAMUEL, Guy Daniel and Mr. PACTON, Olivier.